    As filed with the Securities and Exchange Commission on February 12, 2002

                                                      Registration No. 033-82308
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             COR THERAPEUTICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                                       94-3060271
(State or Other Jurisdiction of                      (I.R.S. Employer
Incorporation or Organization)                      Identification No.)

                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 679-7000
                   (Address, including zip code, and telephone
          number, including area code, of principal executive offices)

                 1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plan)

                            JOHN B. DOUGLAS III, ESQ.
                                    PRESIDENT
                             COR THERAPEUTICS, INC.
                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                     (Name and Address of Agent For Service)
                                 (617) 679-7000
          (Telephone Number, Including Area Code, of Agent For Service)


                          -----------------------------
                                    Copy to:
                             David E. Redlick, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                            Telephone: (617) 526-6000
                            Telecopy: (617) 526-5000

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                         DEREGISTRATION OF COMMON STOCK

         On August 2, 1994, COR Therapeutics, Inc. ("COR") filed a Registration Statement on Form S-8, Registration No. 033-82308 (the "Registration Statement"), for the sale of 400,000 shares (as adjusted to give effect to the two-for-one stock split effected on August 15, 2000) of COR Common Stock, $.0001 par value per share (the "Common Stock"), under the COR Therapeutics, Inc. 1994 Non-Employee Directors' Stock Option Plan (the "Plan"). On February 12, 2002, pursuant to the terms of an Agreement and Plan of Merger, dated as of December 5, 2001 (the "Merger Agreement"), by and among Millennium Pharmaceuticals, Inc. ("Millennium"), PGM Corporation, a wholly owed subsidiary of Millennium, and COR, PGM Corporation merged with and into COR and COR became a wholly owned subsidiary of Millennium. Pursuant to the Merger Agreement, Millennium assumed the Plan and the obligations of COR under the Plan. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the unsold shares of Common Stock formerly issuable under the Plan and registered under the Registration Statement, constituting 115,440 shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 12th day of February, 2002.


                                  COR THERAPEUTICS, INC.


                                  By: /S/ JOHN B. DOUGLAS III
                                     -----------------------------------
                                     John B. Douglas III
                                     President and Director

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.



       SIGNATURE                              TITLE                                     DATE
       ---------                              -----                                     ----
/S/ JOHN B. DOUGLAS III            President and Director                         February 12, 2002
------------------------           (Principal Executive Officer)
John B. Douglas III


/S/ KEVIN P. STARR                 Treasurer and Director                         February 12, 2002
-----------------------            (Principal Financial and
Kevin P. Starr                     Accounting Officer)


/S/ MARK J. LEVIN                  Director                                       February 12, 2002
----------------------
Mark J. Levin